CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “The Fund’s Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Legg Mason BW Absolute Return Opportunities VIT.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 26, 2014